GLOBAL

HEALTHCARE REIT



Rocky Mountain Microcap Conference
April 2018

Investor Presentation

GLOBAL
HEALTHCARE REIT

Important Cautions Regarding Forward Looking Statements

This presentation may contain projections and other forward-looking statements. Any such statement reflects the company's current views with respect to future events and financial performance.

No assurances can be given, however, that these events will occur and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company's periodic reports filed with the Securities and Exchange Commission at www.sec.gov.

About Global Healthcare

- Global Healthcare REIT (Ticker: GBCS) owns senior healthcare properties across the Southwest and South Atlantic
  - 11 senior healthcare facilities
  - Global only owns high rent properties and is <u>NOT</u> a health care operator
  - Solid base of revenue-generating assets leased to proven facility operators in the senior care industry
  - Currently owns over 1,100 beds in skilled nursing facilities (SNF), assisted living facilities (ALF) and independent living facilities (ILF)

- Global's strategy is to acquire and renovate properties at attractive valuations with strong demand characteristics
  - Identify facilities with strong historical performance that recently underperformed due to a lack of capital
  - Exploit numerous opportunities in the wake of industry turbulence among the largest operating players (i.e. a "buyer's market")
  - Acquire debt at destressed levels

- Global's management has executed a dramatic turnaround since coming aboard in 2016 and is currently pursuing a judicious growth strategy




Goodwill


GLOBAL
HEALTHCARE REIT

Annual Cash Flow Run-Rate by Property in 2018

Property Names	Actual Rent	Debt Service	Cash Flow
Middle Georgia	$720,000	$304,800	$415,200
Glen Eagle	$504,000	$209,536	$294,464
Warrenton	$630,240	$159,389	$470,851
Southern Hills SNF	$463,000	$254,081	$208,919
Southern Hills ALF	$300,000	$254,081	$45,919
Southern Hills ILF	$708,000	$254,081	$453,919
Providence Sparta	$484,800	$191,364	$293,436
Archway	$488,400	$431,676	$56,724
Meadowview	$398,000	$208,000	$190,000
Edwards Redeemer	$561,816	$191,412	$370,404
Woodlands [1]	$573,048	$486,683	$86,365
Total	$5,831,304	$3,007,882	$2,823,422

1) *On April 5, 2018, the Company signed a definitive Purchase and Sale Agreement for the 169 bed facility which we expect to close in August 2018. Debt service is estimated based on initial discussions.*

Note: Assumes HUD refinancing closed on Warrenton (2018) and Archway (2019). The Archway lease is subject to escalating base rent in addition to occupancy based rent. The lease commenced in February 2017 following $2.0mm in tenant improvements expended on the property. Glen Eagle is subject to escalating base rent in addition to occupancy base rent once the facility is recertified. We expect this to occur in September 2018.

Stabilized Net Operating Income

2018 Stabilized NOI [1]	$ 5,831,304
Expected Debt Service	3,007,882
Total Expected Property Cash Flow	2,823,422
Total Operating Costs [2]	650,000
Operating Cash Flow	$ 2,173,422
Adjusted Funds From Operations (AFFO)	$ 0.08
Stabilized AFFO Multiple[3]	5.55x

1) *Stabilized NOI includes current cash rent from properties in operation as well as properties with leases that go into effect at later dates (i.e. Glen Eagle, Woodlands, Tulsa)*
2) *Excludes $180,000 in stock based compensation*
3) *Based on stock price of $0.45 per share*

Successful Turnaround Creates New Business Model

- Management inherited a bankrupt operator in 4 of its 11 buildings, three closed facilities and a company on the brink of insolvency
- Repositioned several assets with strong operators capable of driving dependable, stable performance
  - Sold one facility to recapitalize the company and induce the operator to expend the capital necessary to reopen one of our closed facilities
    - Creative lease structure to align interests and capture upside potential of the operations
    - Forged a strong relationship with the operator to collectively pursue additional opportunities
  - Negotiated a favorable lease with the largest operator in Arkansas to take over one of our struggling facilities from a bankrupt operator. The facility is currently under contract to be sold.
  - Initiated a receivership to replace the operator at our Tulsa campus to directly oversee the operations and implement an improvement and renovation program
  - Cities and States contacting Global due to our successful remodel and opening at Archway
- Negotiated various loan modifications with our lenders to provide the necessary runway to execute our turnaround strategy on each property
  - Developed strong relationships with our lenders as we delivered on our stated goals and overall plan
  - Lenders continue to express a desire to increase their exposure with Global as opportunities arise. We successfully refinanced five buildings in the last three months of 2017.
- Reduced our payables with negotiated settlements ranging from 5-25% to our creditors
- Completed a debt for equity swap to eliminate $1.55 million of debt at highly accretive levels
- Executed a disciplined cost cutting program to reduce overhead
- Raised non-dilutive capital with strong associated ROI

Company Opportunities

Global Healthcare Acquisition Strategy

- Global Healthcare Acquisitions
  - Identify historical high patient occupancy (census) property's that have recently been underperforming due to financial constraints of the owner or poor management: Location, Location, Location
  - Focus only in Certificate of Need (CON) states
    - CON laws part of the federal "Health Planning Resources Development Act" of 1974
    - CON regulation is that excess capacity stemming from overbuilding of health care facilities results in health care price inflation. Price inflation can occur when a facilities cannot fill its beds and fixed costs must be met through higher charges for the beds that are used
    - New facilities can't be built without acquiring an existing CON or showing extreme need
    - CON's can be worth up to $65,000 per bed
    - CON's are in place in 35 states with 14 states that are targeted by Global due to various other favorably laws for building owners in those states
  - Global focuses on properties that are part of an overall portfolio of 10-25 properties that is a destressed debt portfolio
  - Global targets properties with strong positive EBITDAR and high <u>historical</u> patient census
  - Global identifies new facility operators that have a strong track in that state
  - Global buys at a discount and performs $1-2 Million in facility renovations
  - Target facilities were historical built for 3-4 patients per room and the current model is 1-2 patients which allows excess beds
  - Global retains or repurposes these excess CON beds for lease or sale to new skilled nursing facilities or hospitals thus unlocking hidden value
  - Global purchases the distressed debt through the public markets at reduced levels
    - Open market bond purchases
    - Bond tender offers


Goodwill

GLOBAL
HEALTHCARE REIT

Asset Acquisition Campaign

- Building a solid base of revenue-generating assets through measured investments in high-quality healthcare facilities leased by experienced operators
- As the company continues its acquisition campaign for healthcare real estate, it anticipates revenue & cash flow to increase while holding G&A costs relatively flat, exclusive of fixed costs, at ~$207,500 per quarter[1]
- Acquisition pipeline continues to grow through strategic and industry contacts
- Targeting 1-2 acquisitions per year but can scale to 6-8 with proper partner
  - Successfully bid at a foreclosure auction for a SNF in Abbeville, GA in April 2017
  - Executed a Purchase and Sale Agreement to purchase a 169 bed facility in Midway, GA. Expect to close the transaction in August 2018

1) Excludes costs related to the Abbeville and Tulsa independent living facility until the renovations are complete and an operator is in place


ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
DC
MD

- Global Healthcare REIT Property Locations
- Current Acquisition Target

GLOBAL
HEALTHCARE REIT

Typical Lease Structure

- Lease structures favorable to Global Healthcare
  - "Triple net basis" terms; lessee is typically obligated for all liabilities of the property including:
    - Insurance
    - Taxes
    - Facility Maintenance
- Annual Escalation clauses between 2 and 3%
- Strategic combination of short- and long-term leases:
  - Short- term leases allow the opportunity to increase rent as the tenant-operator improves facility performance
  - For more stable situations, longer term leases reduces risk and provide more predicable cash flow
- High demand for product
  - Growth market based on aging baby boomer generation
- Creative financing opportunities
- Fixed, low corporate overhead

Summary of Stabilized Property Portfolio

ALF = Assisted Living Facility SNF = Skilled Nursing Facility ILF= Independent Living Facility

Property Name	Property Count	Facility Type	Beds/Units	Gross Annual Rent 2018 (4)	Straight-line Rent	Location
Middle Georgia	1	SNF	100 beds	$720,000	$806,640	Eastman, GA
Glen Eagle	1	SNF	101 beds	$504,000	$564,648	Abbeville, GA
Warrenton	1	SNF	110 beds	$630,240	$668,688	Warrenton, GA
Southern Hills (1)	3	SNF	106 beds	$463,000	$486,000	Tulsa, OK
		ILF	86 units	$708,000	$732,000	
		ALF/SNF	28 beds	$300,000	$366,000	
Archway (2)	1	SNF	100 beds	$488,400	$620,700	Macon, GA
Macon Facility	1	SNF	72 beds	TBD	TBD	Macon, GA
Edwards Redeemer	1	SNF	106 beds	$561,816	$645,660	Oklahoma City, OK
Meadowview	1	SNF	90 beds	$398,000	$410,340	Seville, OH
Sparta	1	SNF	71 beds	$484,800	$510,228	Sparta, GA
Woodlands (3)	1	SNF	169 beds	$573,048	$596,436	Midway, GA
Total	**12**		**1,144**	**$5.831 Million**	**$6.407 Million**	

(1) Based on LOI signed in August 2016. The SNF is currently operating while the other facilities will open upon completion of the planned repairs and necessary regulatory approvals.

(2) Subject to escalating base rent in addition to occupancy based rent. Lease commenced in February 2017 following $2.0mm in tenant improvements expended on the property.

(3) The Company signed a definitive Purchase and Sale Agreement for the 169 bed facility which we expect to close in August 2018.

(4) Gross Annual Rent includes current cash rent from properties in operation as well as properties with leases that go into effect at later dates.

Short-term Leases Allow the Company to Increase Rental Revenue

- Global signed three long-term operating leases for its Greene Pointe, Providence and Warrenton facilities in Georgia, replacing existing leases which expired on June 30, 2016
- The new leases began on July 1, 2016, with initial term of 10 years and a renewal option for an additional 10 years
- In the aggregate, the lease payments total $1.6 million annually, an annual increase of $646,000 from prior base rent levels, and will be subject to standard annual escalators
- After evaluating the best use of each property, Global terminated the lease at Greene Pointe and sold the facility for $3.8 million as an inducement for the buyer to simultaneously execute a lease at the Archway property and expend $2.0 million in improvements, resulting in an effective 8.3% cap rate sale


Three Long-term Leases to Increase
Annual Rental Revenue
($ in Millions)
$1.6M
Up
$646K
$0.9M
Short-term Leases
Long-term Leases

GLOBAL
HEALTHCARE REIT

Macon Facilities and Tulsa Campus Present Upside Opportunities to Boost Cash Flow

- Archway in Macon, GA, reopened in December 2016 with lease commencement in February 2017. Subject to escalating base rent in addition to occupancy based rent with a carve out to sell 72 beds
- Operator has a right of first refusal to transfer and operate the 72 beds. If exercised, Global would receive the same base rent as Archway (base rent of $200,000 in year one; $344,400 in year two; $370,300 in year three; $395,500 in year four) with higher occupancy based rent at the new property ($2,250/month per every 10 residents)
- The Tulsa SNF continues to demonstrate encouraging performance following its renovation
- If this performance is sustained, the capital needed to fund the remaining campus improvements will be reduced
- In addition, we will evaluate increasing the rents before transferring operations to the new operator



GLOBAL
HEALTHCARE REIT

Traditional & HUD Refinancing Opportunities to Lower Interest Rates on Facilities

- Closed a HUD refinancing on Sparta in October 2017 at 3.88% for 30 years
  - Cash flow neutral after including the $3,000 monthly contribution to the replacement reserve (restricted cash)
- Currently pursuing a HUD refinance of our Warrenton facility at a long term rate that is expected to be around 4.25%
  - Anticipate refinancing $750,000 to $1mm of our higher cost (10%) 2nd lien debt as part of the new loan
  - Warrenton expected to close by fourth quarter 2018
- Refinanced our Tulsa Campus (three properties in total) through an existing traditional lending relationship in October 2017, saving the company $121,000 annually
- Company expects HUD refinancing to further improve its funds from operations (FFO) by generating additional interest savings
- Evaluating traditional and HUD refinancing opportunities for other facilities in portfolio



GLOBAL
HEALTHCARE REIT

Abbeville Property Acquisition

- In March 2017, after working closely with state officials, we saved the CON for a closed SNF in Abbeville, GA, and put it in our control dba Glen Eagle Healthcare & Rehab
- In April 2017, we successfully bid $2.1 million for the SNF at the foreclosure sale
- Utilizing a $500,000 Line of Credit from our lender in addition to $500,000 in cash on hand, we renovated the property and brought it up to code. We are working toward obtaining state funds to subsidize reopening the facility
- We expect Glen Eagle to reopen in May 2018 while gaining recertification in September 2018. The lease is subject to escalating base rent in addition to occupancy based rent
- Glen Eagle should boost our FFO by approximately $0.01 per share annually while adding instant equity value given our all-in purchase price of $3.1 million vs. a recent appraisal of $5.0 million after recent complete remodelling



GLOBAL
HEALTHCARE REIT

Industry Dynamics

Trillion Dollar Market Opportunity

- $1 trillion U.S. Healthcare Real Estate Market[1]
- Target segment of Senior Housing and Skilled Nursing comprises 25% **or $250 billion** of the total Healthcare REIT market
- Strong growth in target market segment
- REITs that specialize in health care properties produced 14.10% in total returns annually (including dividends) over the past five years, making them the second-best performing real estate sector after apartments[2]

U.S. Senior Housing Market Growth: 2005 - 2019E [3]



U.S. Nursing Care Market Growth: 2005 - 2019E [3]



Healthcare Real Estate Market Asset Breakdown


Skilled Nursing 10%
Life Science/ Biotech 5%
Senior Housing (ALF, ILF, Memory Care) 15%
Outpatient/MOB 39%
Hospitals/LTACHs 31%

1) Stifel Nicolaus, Industry Analysis: Healthcare Real Estate, 2014
2) Barron's article titled, "Health-Care REITs Rock"
3) Brown Gibbons Lang & Company, senior housing report, April 2014

GLOBAL HEALTHCARE REIT

Aging Population a Strong Market Driver

Why Senior Healthcare Facilities?

- Demographic *"tidal wave"* heading toward to senior care industry
- Seniors are the fastest growing population in the world[1]
- Affordable Care Act introducing seniors into the market who can now better afford care



Seniors Housing Occupancy Declines
Seniors Housing Fundamentals
Primary Markets | 1Q06-2Q17
Inventory Growth
Absorption
All Occupancy
Stabilized Occupancy
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017



U.S. Population Growth of Age 65 & 85[2]
85+
65+
6
40
7
55
9
72
14
81
19
89
85+ Age Group Growing at 3x General Population
2010 2020 2030 2040 2050

1) *Aging Population: Seniors are Fastest Growing Population Worldwide*
2) Administration on Aging

GLOBAL
HEALTHCARE REIT

Competitive Landscape: Highly Fragmented Industry

Industry Highly Fragmented and Dominated by Small, Private Facilities


Independent Living Companies
20%
25%
75%
Assisted Living Companies
29%
37%
63%
Nursing Facility Companies
15%
22%
78%
Top 10
Top 25
Remaining Market

Source: IBISWorld, Provider Magazine and Barclays Research, as published in Brown Gibbons Lang & Company, senior housing report, April 2017

REIT Consolidation Poised to Continue

- In a recent trend, many REITs are pursuing a strategy of simplifying their business models by spinning off units into separate entities and then making acquisitions accretive to earnings
  - Example: Ventas, one of the largest owners of health-care properties, finalized spinning off 355 SNFs and outpatient facilities into a new REIT on Aug 2015 with a market value of $2.5 billion+
- As private insurers push patients to use SNFs as an alternative to costly, prolonged hospital stays, demand for SNFs continues to rise. To capitalize, larger companies are looking to consolidate the fragmented industry
  - Example: Omega Healthcare Investors bought competitor Aviv REIT for $1.65 billion in Apr 2015, creating the largest REIT focused on skilled nursing properties


Closed Seniors Housing & Care Dollar Volume:
$2.1Bn for 4Q17
Seniors Housing & Care Transactions Volume[1]
U.S. | 1Q08 – 4Q17
Nursing Care
Seniors Housing
1. Preliminary Data

Source: The National Investment Center for Seniors Housing & Care

GLOBAL
HEALTHCARE REIT

Key Takeaways

- Strong industry tailwinds for senior housing properties
- Simple, straight-forward business model
- Replacing several existing short-term leases with long-term leases to increase annual rental revenue
- Macon Facilities and the Tulsa Campus present opportunities to boost the existing revenue base
- Traditional & HUD refinancing opportunites to further improve FFO
- Future strategic tuck-in acquisitions exist similar to Abbeville and Woodlands
- Board on same side of investors— compensated only in stock & future dividends

Appendix

Board of Directors

- *Lance Baller*-CEO

  Mr Baller started as interim CEO in November 2015. Mr Baller serves as a director and sole or principal shareholder of several privately owned businesses. He is also the co-founder, former CEO and President of Iofina plc, a technology leader in the production of iodine and iodine derivatives, where he continues to serve as Chairman. He is the former managing partner of Shortline Equity Partners, Inc. (2004 to 2010), a mid-market merger and acquisitions consulting and investment company. Mr. Baller is also the former Managing Partner of Elevation Capital Management, LLC (2005 to 2010) and is the former alternative investment hedge fund manager of the Elevation Fund. He is also a former Vice-President of Corporate Development and Communications (2003 to 2004) of Integrated Biopharma, Inc. and prior to that a vice-president of the investment banking firms UBS and Morgan Stanley. He has served on numerous boards of directors of both private and public companies, including Index Asset Management, Inc., where he has served on the Board of Trustees since 2014.

- *Zvi Rhine-CFO & President*

  Mr Rhine has over 15 years of experience in the securities industry. He is the principal and managing member of Sabra Capital Partners which he founded in 2012, a multi-strategy hedge fund that focuses on event-driven, value and special situations investments primarily in North America. Prior to founding Sabra Capital Partners, he worked at Hilco Trading concentrating on asset-backed investments and sale-leaseback transactions. From 2005 to 2008, he was a Director of Boone Capital, an event-driven hedge fund concentrating on small to mid-cap companies. Mr. Rhine has also worked in various investment capacities for Banc of America Securities and US Bancorp Piper Jaffray. He is a graduate of the University of Illinois.

- *Andrew L. Sink-Director*

  Mr. Sink is currently the Managing Director of the Investment Advisory division and Principal for Colliers International | Alabama. His team provides investment property advisory, investment property brokerage, investment fund structuring and real estate investment management to high net worth families and individuals. His team also provides advisory services to privately held operating companies seeking to enhance enterprise value via various real estate strategies including sale leaseback and private fund structuring. Mr. Sink has more than 20 years' experience in the real estate industry with a broad range of expertise in real estate brokerage and investments. Prior to his role at Colliers International, Mr. Sink was Managing Director of Founders Investment Properties (FIP) which spun out of Founders Investment Banking in December 2011. Prior to the formation of FIP, Mr. Sink was a partner at Founders Investment Banking, LLC where he served as Managing Director of the firm's real estate advisory practice from 2004-2011. During this same time period he and his partners formed Foundation Fund Management Company (FFMC). FFMC has created multiple niche private equity funds, which included Foundation Sale Leaseback Fund, Foundation Cypress Development Fund, Foundation Retail Development Fund, Foundation Residential Acquisition Fund and Foundation New Media Fund. Prior to joining Founders, he was a partner in the commercial real estate firm Eason, Graham & Sandner, Inc. (EGS) from 1993-2004 and was responsible for the Industrial Services Division. Mr. Sink earned a Bachelor of Science degree in finance with a concentration in real estate from the University of Alabama, graduating in 1990. He holds a state of Alabama real estate broker's license.

- *Adam Desmond- Director*

  Mr. Desmond is the founder and CEO of Needle Rock Capital, an investment banking firm located in Carbondale, Colorado. Prior to founding Needle Rock Capital, Mr. Desmond founded ASG Securities in 1998 that focused exclusively on small/mid-cap banks and thrift markets. In 2004 ASG Securities became FIG Partners LLC which expanded the business from a sales and trading platform to a full-service investment banking firm. Mr. Desmond assembled a team of principals at Fig Partners that raised over $2.5 billion in equity since 2007 and completed more than 95 whole bank transactions throughout the United States, with offices in Chicago, Los Angeles, San Francisco, Dallas, New Jersey and Charlotte, employing over 60 people. Mr. Desmond began his career at the Chicago Mercantile Exchange in the financial quadrant and went on to Raymond James and Associates where he helped develop a high yield fixed income department. Mr. Desmond enjoys supporting and servicing many charitable organizations, including helping fund the building of a school in the Philippines through St. Mary's Catholic Church in Aspen, Colorado. Mr. Desmond is a graduate of the University of Wisconsin – Madison with a Bachelor of Arts in International Economics and Political Science.

- *Josh Mandell*- Director

  Mr. Mandell is currently Chief Operating Officer of the Gateway Companies, an investor, developer and manager of multifamily housing properties across the Southeastern USA. From 2014-2017, he served as the Director of Investments for StoneRiver Company, a full-service private real estate firm focused on the investment, development and management of commercial real estate across the Southeastern US. Prior to that Mr. Mandell served as General Counsel and later, Chief Development Officer for BSR Trust (formerly Summit Housing Partners), an owner/operator of approximately 20,000 affordable and conventional multifamily housing units across 10 states in the Southeast. Mr. Mandell is a graduate of the University of Alabama (B.A. History, 1996) and Loyola University (New Orleans) School of Law (JD, International Law Certificate, 2000), and he is a member of the Louisiana and Alabama State Bar Associations. He also serves on the Boards of Directors of The Alabama Wildlife Federation, The Eyesight Foundation of Alabama, Birmingham Jewish Federation and Mountain Brook Athletics.

- *Clifford L. Neuman-Director*

  Mr. Neuman has been engaged as a principal in his own law firms for over 43 years, emphasizing corporate and securities law in the representation of companies in matters of corporate finance, mergers, acquisitions, reorganizations and public and private offerings. Mr. Neuman has served on the boards of directors of numerous public, private and non-profit companies and has been actively involved in the process of capital formation on behalf of his clients for many years. He is also the President of Gemini Gaming, Inc., which owns and operates a gaming casino in Blackhawk, Colorado. He currently serves on the Board of Directors of Medicine Horse Program, a non-profit equine assisted psychotherapy facility in Boulder, a Director and CEO of Mindfulness Peace Project, f/k/a Ratna Foundation, a non-profit charitable foundation, and a member of the Governing Council of Shambhala Mountain Center, a non-profit retreat center in Red Feather Lakes, Colorado. Mr. Neuman received his Juris Doctorate degree from the University of Pennsylvania (1973) and his Bachelor of Arts degree, *magna cum laude* from Trinity College, Hartford, Connecticut (1970), where he was elected to Phi Beta Kappa.

GLOBAL
HEALTHCARE REIT

Key Statistics (OTC: GBCS)

Stock Price (as of 4/21/2018)	$0.39
52 Week Low-High	$0.30-$0.55
Avg. Daily Vol. (30 day)	12,000
Shares Outstanding	26.8M
Public Float (est.)	79%
Insider Holdings	~20%
Institutional Holdings	~7%

Market Cap	$10.3M
FFO (last 12 months) [1]	$0.5M
Reverse Merger	Sept. 2013
Employees @12/31/2017	3

Data source: S&P Capital IQ
(ttm) – trailing twelve months as of December 31, 2017
(mrq) – most recent quarter as of December 31, 2017
1) See "Use of Non-GAAP Financial Information," in appendix for the definition of Funds from Operations (FFO), a non-GAAP financial metric.

Revenue (ttm)	$3.1M
Diluted EPS (ttm)	$(0.12)
Cash (mrq)	$0.2M
Total Assets (mrq)	$38.2M
Total Debt (mrq)	$35.1M
Total Liabilities (mrq)	$35.9M


GBCS Daily
4/18/18
0.60
0.55
0.50
0.45
0.40
0.35
0.30
0.25
Volume
©BigCharts.com
1.5
1.0
0.5
0.0
Millions
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
18
Feb
Mar
Apr

GLOBAL
HEALTHCARE REIT

Total Enterprise Value (at Market Value)[1]

Total Net Debt	**$ 34,491,000**
Preferred stock	776,000
Market value of equity	10,257,000
Total Enterprise Value	$45,524,000



Total Enterprise Value
(at Market Value)
24%
2%
74%
Total Debt
Preferred Stock
Market value of equity

1) as of December 31, 2017

GLOBAL
HEALTHCARE REIT

Note Regarding Non-GAAP Financial Measures

- Beginning with the reporting of results for the first quarter of 2015, the company began to report the measures of **funds from operations (FFO)** and FFO per share.
- Funds from Operations (**FFO**), as defined by the National Association of **Real Estate Investment Trusts (NAREIT)**, and FFO per share are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by **GAAP**.
- FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT's definition.